UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 25, 2007, Microtune, Inc. (the “Company” or “Microtune”) issued a press release announcing its financial results for the quarter ended September 30, 2007 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company intends to review its financial results for the quarter ended September 30, 2007 during a related investors’ conference call and webcast to be held on October 25, 2007 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time.

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, the Company has presented certain non-GAAP financial measures in the Press Release, including non-GAAP net income; non-GAAP net income per diluted share; shares used in the non-GAAP net income per diluted share calculation; non-GAAP research and development expenses; non-GAAP selling, general and administrative expenses; and guidance of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, excluding stock option investigation related expenses. These non-GAAP financial measures are not calculated in accordance with GAAP and do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures do not reflect a comprehensive view of the Company’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. The Company is providing guidance of selling, general and administrative expenses, excluding stock option investigation related expenses, because the corresponding GAAP financial measure is not accessible on a forward-looking basis without unreasonable effort. The Company is unable to estimate future stock option investigation related expenses, which may be material. The lack of such reconciling information should be considered when assessing the impact of this disclosure. The information in the Press Release and the related investors’ conference call constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, the Company has presented in the Press Release, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. This reconciliation (included in the Press Release) will be available on the Company’s website prior to the investors’ conference call.

The Company has included these non-GAAP financial measures in the Press Release and plans to present such information in the related investors’ conference call because management believes the presentation of these non-GAAP financial measures, in conjunction with the corresponding GAAP financial measures, provides meaningful information for investors, analysts and management in assessing the Company’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, ongoing litigation and regulatory proceedings.

To participate in the call, interested parties may dial 210-234-8001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until November 8, 2007 on the Company’s website or by dialing 203-369-1688.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 23, 2007, the Company amended and restated the Executive Officer Sales Incentive Compensation Plan (the “Plan”) for Robert S. Kirk, Vice President of Worldwide Sales. Under the Plan, Mr. Kirk will be provided a competitive incentive compensation opportunity based upon the financial performance of the Company and the performance of the Company’s sales force. The following summary description of the Plan is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference:

•

Incentive Compensation. Mr. Kirk will be eligible to earn a maximum payout equal to 100% of his base salary, 70% of which will be based upon the Company’s revenue and 30% of which will be based upon the design-win success of the Company’s sales personnel and field applications engineers. The Plan includes two periods (“Plan Periods”) per year: January 1 through June 30 and July 1 through December 31.

•

Revenue Goal Compensation. Mr. Kirk’s target revenue goal for each fiscal quarter will be calculated one month before the beginning of such quarter by averaging the consensus quarterly revenue forecasts set in each of the prior three months for such quarter. The first and second quarter revenue goals are added to set the mid-year revenue goal, and the third and fourth quarter revenue goals are added to set the year-end revenue goal. The revenue goal compensation for a Plan Period is determined by multiplying 50% of Mr. Kirk’s annual salary by a fraction, the numerator of which is the Company’s recorded revenue and the denominator of which is the target revenue for such period. This amount is then multiplied by 70%. If the recorded revenue is less than 70% of the revenue goal for the applicable Plan Period, the revenue goal compensation for such period will be zero.

•

Design-win Goal Compensation. Up to 100 points will be allocated for identified target accounts for each salesperson and field applications engineer under the Plan. Design-win compensation for a Plan Period is determined by multiplying 50% of Mr. Kirk’s annual salary by the average points awarded to salespeople and field applications engineers under the Plan, and then multiplying such amount by 30%.

On October 24, 2007, the Company entered into a change of control agreement (the “COC Agreement”) with Barry F. Koch, Vice President of the Company and Managing Director of Microtune GmbH & Co. KG, a wholly-owned subsidiary of the Company. Under the COC Agreement, if Mr. Koch is terminated within six months following a change of control, as defined by the agreement, he is entitled to a lump sum equal to his base annual compensation plus the maximum bonus and commission available to him under any bonus or commission program offered by the Company during the year in which the change of control occurs, or if Mr. Koch is not eligible for a bonus or commission in the year in which the change of control occurs, the maximum bonus or commission available to him under any bonus or commission program offered by the Company in the most recent prior year for which a bonus or commission was available. In addition, all unvested equity awards held by Mr. Koch that would have vested over the twelve-month period following his termination will immediately vest. If Mr. Koch’s employment is terminated more than six months but less than twelve months following the change in control, he is entitled to a lump sum equal to 50% of his base annual compensation plus 50% of the maximum bonus and commission available to him under any bonus or commission program offered by the Company during the year in which the change of control occurs, or if Mr. Koch is not eligible for a bonus or commission in the year in which the change of control occurs, the maximum bonus or commission available to him under any bonus or commission program offered by the Company in the most recent prior year for which a bonus was available. In addition, all unvested equity awards held by Mr. Koch that would have vested over the six-month period following Mr. Koch’s termination will immediately vest. This summary is qualified in its entirety by reference to the text of the COC Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Also on October 24, 2007, Microtune GmbH & Co. KG entered into the Amended and Restated Managing Director Contract (the “Managing Director Contract”) with Mr. Koch, pursuant to which Mr. Koch will remain in his current position as Managing Director of Microtune GmbH & Co. KG. The following summary description of the Managing Director Contract is qualified in its entirety by reference to the Managing Director Contract, which is attached hereto as Exhibit 10.3 and incorporated herein by reference:

•

Compensation. Mr. Koch is entitled to receive EUR 11,777 per month, subject to periodic review and adjustment. In the case of death, sickness or other hindrance through no fault of Mr. Koch, Mr. Koch or his surviving dependents will be entitled to his base salary for a 12-month period.

•

Benefits. Mr. Koch is entitled to participate in the pension plan of Microtune GmbH & Co. KG. He is also entitled to accident insurance of four years of salary in the case of death or full disablement, and in other cases, proportional to the level of disablement. Microtune GmbH & Co. KG will provide Mr. Koch with an upper middle-class company car of his choice and will permit private use of such car.

•	Term. The Managing Director Contract has no fixed date of termination. Either Microtune GmbH & Co. KG or Mr. Koch may terminate the Managing Director Contract with three months advance notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Officer Sales Incentive Compensation Plan

10.2	Change of Control Agreement entered into with Barry F. Koch.

10.3	Amended and Restated Managing Director Contract between Microtune GmbH & Co. KG and Barry F. Koch.

99.1	Press Release of Microtune, Inc. dated October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: October 25, 2007
	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Executive Officer Sales Incentive Compensation Plan.

10.2	Change of Control Agreement entered into with Barry F. Koch.

10.3	Amended and Restated Managing Director Contract between Microtune GmbH & Co. KG and Barry F. Koch.

99.1	Press Release of Microtune, Inc. dated October 25, 2007.